EX-99.19a-1

MFS® Government Markets Income Trust

P.O. Box 43078

Providence, RI 02940-3078

Notice to shareholders — Source of distribution

Distribution period	June 2019
Distribution amount per share	$0.02854

The following table sets forth the estimated amounts of the current distribution and the cumulative distributions paid this fiscal year to date from the following sources: net investment income, net realized short-term capital gains, net realized long-term capital gains and return of capital or other capital source. The fund’s fiscal year begins each December 1st. All amounts are expressed per common share.

	Current distribution	% Breakdown of current distribution	Total cumulative distributions for the fiscal year to date	% Breakdown of the total cumulative distributions for the fiscal year to date
Net Investment Income	$0.00974	34%	$0.06788	34%
Net Realized ST Cap Gains	0.00000	0%	0.00000	0%
Net Realized LT Cap Gains	0.00000	0%	0.00000	0%
Return of Capital or Other Capital Source	0.01880	66%	0.13069	66%

Total (per common share)	$0.02854	100%	$0.19857	100%

Average annual total return (in relation to NAV) for the five years ended 5-31-2019	2.49%

Annualized current distribution rate expressed as a percentage of month end NAV as of 5-31-2019	7.18%

Cumulative total return (in relation to NAV) for the fiscal year through 5-31-2019	6.51%

Cumulative fiscal year distributions as a percentage of NAV as of 5-31-2019	4.16%

You should not draw any conclusions about the fund’s investment performance from the amount of this distribution or from the terms of the fund’s managed distribution plan.

The fund estimates that it has distributed more than its income and capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the fund is paid back to you. A return of capital distribution does not necessarily reflect the fund’s investment performance and should not be confused with “yield” or “income.”

The amounts and sources of distributions reported in this notice are only estimates and are not being provided for tax-reporting purposes. The actual amounts and sources of the amounts for tax-reporting purposes will depend upon the fund’s investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. The fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

If you have any questions regarding this information, please call our fund service department at 1-800-637-2304 any business day from 9 a.m. to 5 p.m. Eastern time.

MGFSN-0619

MFS® Government Markets Income Trust

P.O. Box 43078

Providence, RI 02940-3078

Notice to shareholders — Source of distribution

Distribution period	July 2019
Distribution amount per share	$0.02891

The following table sets forth the estimated amounts of the current distribution and the cumulative distributions paid this fiscal year to date from the following sources: net investment income, net realized short-term capital gains, net realized long-term capital gains and return of capital or other capital source. The fund’s fiscal year begins each December 1st. All amounts are expressed per common share.

	Current distribution	% Breakdown of current distribution	Total cumulative distributions for the fiscal year to date	% Breakdown of the total cumulative distributions for the fiscal year to date
Net Investment Income	$0.01021	35%	$0.07857	35%
Net Realized ST Cap Gains	0.00000	0%	0.00000	0%
Net Realized LT Cap Gains	0.00000	0%	0.00000	0%
Return of Capital or Other Capital Source	0.01870	65%	0.14891	65%

Total (per common share)	$0.02891	100%	$0.22748	100%

Average annual total return (in relation to NAV) for the five years ended 6-30-2019	2.71%

Annualized current distribution rate expressed as a percentage of month end NAV as of 6-30-2019	7.23%

Cumulative total return (in relation to NAV) for the fiscal year through 6-30-2019	7.85%

Cumulative fiscal year distributions as a percentage of NAV as of 6-30-2019	4.74%

You should not draw any conclusions about the fund’s investment performance from the amount of this distribution or from the terms of the fund’s managed distribution plan.

The fund estimates that it has distributed more than its income and capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the fund is paid back to you. A return of capital distribution does not necessarily reflect the fund’s investment performance and should not be confused with “yield” or “income.”

The amounts and sources of distributions reported in this notice are only estimates and are not being provided for tax-reporting purposes. The actual amounts and sources of the amounts for tax-reporting purposes will depend upon the fund’s investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. The fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

If you have any questions regarding this information, please call our fund service department at 1-800-637-2304 any business day from 9 a.m. to 5 p.m. Eastern time.

MGFSN-0719

MFS® Government Markets Income Trust

P.O. Box 43078

Providence, RI 02940-3078

Notice to shareholders — Source of distribution

Distribution period	August 2019
Distribution amount per share	$0.02887

The following table sets forth the estimated amounts of the current distribution and the cumulative distributions paid this fiscal year to date from the following sources: net investment income, net realized short-term capital gains, net realized long-term capital gains and return of capital or other capital source. The fund’s fiscal year begins each December 1st. All amounts are expressed per common share.

	Current distribution	% Breakdown of current distribution	Total cumulative distributions for the fiscal year to date	% Breakdown of the total cumulative distributions for the fiscal year to date
Net Investment Income	$0.00897	31%	$0.08629	34%
Net Realized ST Cap Gains	0.00000	0%	0.00000	0%
Net Realized LT Cap Gains	0.00000	0%	0.00000	0%
Return of Capital or Other Capital Source	0.01990	69%	0.17006	66%

Total (per common share)	$0.02887	100%	$0.25635	100%

Average annual total return (in relation to NAV) for the five years ended 7-31-2019	2.83%

Annualized current distribution rate expressed as a percentage of month end NAV as of 7-31-2019	7.25%

Cumulative total return (in relation to NAV) for the fiscal year through 7-31-2019	8.07%

Cumulative fiscal year distributions as a percentage of NAV as of 7-31-2019	5.36%

You should not draw any conclusions about the fund’s investment performance from the amount of this distribution or from the terms of the fund’s managed distribution plan.

The fund estimates that it has distributed more than its income and capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the fund is paid back to you. A return of capital distribution does not necessarily reflect the fund’s investment performance and should not be confused with “yield” or “income.”

The amounts and sources of distributions reported in this notice are only estimates and are not being provided for tax-reporting purposes. The actual amounts and sources of the amounts for tax-reporting purposes will depend upon the fund’s investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. The fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

If you have any questions regarding this information, please call our fund service department at 1-800-637-2304 any business day from 9 a.m. to 5 p.m. Eastern time.

MGFSN-0819

MFS® Government Markets Income Trust

P.O. Box 43078

Providence, RI 02940-3078

Notice to shareholders — Source of distribution

Distribution period	September 2019
Distribution amount per share	$0.02927

The following table sets forth the estimated amounts of the current distribution and the cumulative distributions paid this fiscal year to date from the following sources: net investment income, net realized short-term capital gains, net realized long-term capital gains and return of capital or other capital source. The fund’s fiscal year begins each December 1st. All amounts are expressed per common share.

	Current distribution	% Breakdown of current distribution	Total cumulative distributions for the fiscal year to date	% Breakdown of the total cumulative distributions for the fiscal year to date
Net Investment Income	$0.01059	36%	$0.09851	34%
Net Realized ST Cap Gains	0.00000	0%	0.00000	0%
Net Realized LT Cap Gains	0.00000	0%	0.00000	0%
Return of Capital or Other Capital Source	0.01868	64%	0.18711	66%

Total (per common share)	$0.02927	100%	$0.28562	100%

Average annual total return (in relation to NAV) for the five years ended 8-31-2019	3.11%

Annualized current distribution rate expressed as a percentage of month end NAV as of 8-31-2019	7.21%

Cumulative total return (in relation to NAV) for the fiscal year through 8-31-2019	10.80%

Cumulative fiscal year distributions as a percentage of NAV as of 8-31-2019	5.86%

You should not draw any conclusions about the fund’s investment performance from the amount of this distribution or from the terms of the fund’s managed distribution plan.

The fund estimates that it has distributed more than its income and capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the fund is paid back to you. A return of capital distribution does not necessarily reflect the fund’s investment performance and should not be confused with “yield” or “income.”

The amounts and sources of distributions reported in this notice are only estimates and are not being provided for tax-reporting purposes. The actual amounts and sources of the amounts for tax-reporting purposes will depend upon the fund’s investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. The fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

If you have any questions regarding this information, please call our fund service department at 1-800-637-2304 any business day from 9 a.m. to 5 p.m. Eastern time.

MGFSN-0919

MFS® Government Markets Income Trust

P.O. Box 505005

Louisville, KY 40233-5005

Notice to shareholders — Source of distribution

Distribution period	October 2019
Distribution amount per share	$0.02912

The following table sets forth the estimated amounts of the current distribution and the cumulative distributions paid this fiscal year to date from the following sources: net investment income, net realized short-term capital gains, net realized long-term capital gains and return of capital or other capital source. The fund’s fiscal year begins each December 1st. All amounts are expressed per common share.

	Current distribution	% Breakdown of current distribution	Total cumulative distributions for the fiscal year to date	% Breakdown of the total cumulative distributions for the fiscal year to date
Net Investment Income	$0.00952	33%	$0.10695	34%
Net Realized ST Cap Gains	0.00000	0%	0.00000	0%
Net Realized LT Cap Gains	0.00000	0%	0.00000	0%
Return of Capital or Other Capital Source	0.01960	67%	0.20779	66%

Total (per common share)	$0.02912	100%	$0.31474	100%

Average annual total return (in relation to NAV) for the five years ended 9-30-2019	3.12%

Annualized current distribution rate expressed as a percentage of month end NAV as of 9-30-2019	7.26%

Cumulative total return (in relation to NAV) for the fiscal year through 9-30-2019	10.13%

Cumulative fiscal year distributions as a percentage of NAV as of 9-30-2019	6.54%

You should not draw any conclusions about the fund’s investment performance from the amount of this distribution or from the terms of the fund’s managed distribution plan.

The fund estimates that it has distributed more than its income and capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the fund is paid back to you. A return of capital distribution does not necessarily reflect the fund’s investment performance and should not be confused with “yield” or “income.”

The amounts and sources of distributions reported in this notice are only estimates and are not being provided for tax-reporting purposes. The actual amounts and sources of the amounts for tax-reporting purposes will depend upon the fund’s investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. The fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

If you have any questions regarding this information, please call our fund service department at 1-800-637-2304 any business day from 9 a.m. to 5 p.m. Eastern time.

MGFSN-1019

MFS® Government Markets Income Trust

P.O. Box 505005

Louisville, KY 40233-5005

Notice to shareholders — Source of distribution

Distribution period	November 2019
Distribution amount per share	$0.02895

The following table sets forth the estimated amounts of the current distribution and the cumulative distributions paid this fiscal year to date from the following sources: net investment income, net realized short-term capital gains, net realized long-term capital gains and return of capital or other capital source. The fund’s fiscal year begins each December 1st. All amounts are expressed per common share.

	Current distribution	% Breakdown of current distribution	Total cumulative distributions for the fiscal year to date	% Breakdown of the total cumulative distributions for the fiscal year to date
Net Investment Income	$0.00871	30%	$0.11485	33%
Net Realized ST Cap Gains	0.00000	0%	0.00000	0%
Net Realized LT Cap Gains	0.00000	0%	0.00000	0%
Return of Capital or Other Capital Source	0.02024	70%	0.22884	67%

Total (per common share)	$0.02895	100%	$0.34369	100%

Average annual total return (in relation to NAV) for the five years ended 10-31-2019	2.96%

Annualized current distribution rate expressed as a percentage of month end NAV as of 10-31-2019	7.25%

Cumulative total return (in relation to NAV) for the fiscal year through 10-31-2019	10.36%

Cumulative fiscal year distributions as a percentage of NAV as of 10-31-2019	7.18%

You should not draw any conclusions about the fund’s investment performance from the amount of this distribution or from the terms of the fund’s managed distribution plan.

The fund estimates that it has distributed more than its income and capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the fund is paid back to you. A return of capital distribution does not necessarily reflect the fund’s investment performance and should not be confused with “yield” or “income.”

The amounts and sources of distributions reported in this notice are only estimates and are not being provided for tax-reporting purposes. The actual amounts and sources of the amounts for tax-reporting purposes will depend upon the fund’s investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. The fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

If you have any questions regarding this information, please call our fund service department at 1-800-637-2304 any business day from 9 a.m. to 5 p.m. Eastern time.

MGFSN-1119